                                                                   EXHIBIT 10.35

                             EMPLOYMENT AGREEMENT

     AGREEMENT by and between Fibernet Telecom Group, Inc., a Delaware corporation (the "Company"), and Warren Miller (the "Executive"), dated as of the 17/th/ day of June, 2000.

     WHEREAS, the Company has determined to secure the services of the Executive on a full-time basis in the position, and for the period set forth below, and the Executive desires to serve in such capacity.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

     1.   Employment Period.  The Company shall employ the Executive, and the
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Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period commencing on June 17, 2000, and ending on June 16, 2002 (the "Employment Period"). If the Company elects to employ the Executive after the Employment Period he shall be an at-will employee and he shall agree to execute a form of non-competition agreement containing provisions similar to
Section 6 hereof.

     2.   Position and Duties.  (a) The Executive shall serve as Senior Vice
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President of Network Construction of the Company, reporting to the Executive Vice President or Chief Operating Officer of the Company, with such duties and responsibilities as are customarily assigned to such position, and such other duties and responsibilities not inconsistent therewith as may be assigned to the Executive from time to time by the Company.

          (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote his full business time and efforts to the business and affairs of the Company and use his best efforts to carry out such responsibilities faithfully and efficiently. During the Employment Period, the Executive shall not be engaged in any other business activity without the prior written consent of the Company except for time spent in managing his personal, financial and legal affairs, in each case only if, and to the extent that, such activities do not interfere with the performance of the Executive's duties and responsibilities hereunder.

          (c) The Executive's services shall be performed initially at the Company's New York City headquarters (the "New York Office") and thereafter at the Company's Network Construction regional headquarters which shall be established in Chicago, Illinois or such other location which is closer to the Executive's home in the state of Washington as may be determined by the Company (the "Midwest Office"), subject to such business travel as may be required from time to time; provided that the Company intends to establish a Midwest Office by
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no later than January 31, 2001.

     3.   Compensation.  (a) Base Salary.  During the Employment Period, the
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Executive shall receive a base salary (the "Annual Base Salary") at the annual rate of $200,000. The Annual Base Salary shall be payable in accordance with the Company's payroll practices as in effect from time to time, subject to applicable taxes and withholding. During the Employment Period, the Annual Base Salary shall be reviewed for possible merit increases at least annually.

          (b) Annual Bonus.  For each calendar year or portion of a calendar
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year during the Employment Period, the Executive shall be eligible to earn an annual performance bonus consisting of cash and/or stock options (the "Annual Bonus") based on such performance goals and targets and in such amounts as the Company may in its sole discretion establish. The first Annual Bonus shall be payable during January, 2001 and in accordance with the terms of the management incentive program then applicable to the Executive. Successive Annual Bonuses shall be awarded/payable each January thereafter. Stock options awarded pursuant to this section shall vest no later than the end of the Employment Period.

          (c) Benefits.  During the Employment Period, the Executive and/or the
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Executive's family, as the case may be, shall be provided with such employee benefits, and under the same terms, as are provided by the Company from time to time to its senior executives generally.

          (d) Expenses.  During the Employment Period, the Executive shall be
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entitled (i) to receive prompt reimbursement for all reasonable expenses incurred by the Executive in carrying out the Executive's duties under this Agreement, provided that the Executive complies with the policies, practices and
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procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses, and (ii) to have access rent-free to a corporate apartment maintained by the Company in New York for so long as the Executive is required to perform his services out of the New York Office, and thereafter, in Chicago or such other location where the Midwest Office may be established other than within reasonable commuting distance of his home (in each case, in size and style comparable to the corporate apartments made available other Executives). In addition, for so long as the Executive remains employed in good standing, the Company shall reimburse the Executive for the cost of up to two round trip airfares per month to and from the Company's New York Office (for so long as the Executive is required to provide his services out of the New York Office) or the Company's Midwest Office (following the Executive's transfer to the Midwest Office) to the Executive's home in the state of Washington, for so long as his principal residence remains in the state of Washington.

          (e) Options.  The Executive shall be entitled to receive options to
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purchase 250,000 shares (the "Options") of the Company's common stock, $.001 par value per share ("Common Stock") with an exercise price equal to the Fair Market
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Value of the Common Stock on June 17, 2000, pursuant to the terms of the Company's Equity Incentive Plan (as amended) (the "Option Plan"). All Options shall be subject to the execution by the Company and the Executive of a stock option agreement (the "Stock Option Agreement") in form satisfactory to the Company and consistent with the terms hereof. The Options issued under this
Section 3(e) shall vest in two equal installments on the first and second anniversary of the

Commencement Date, that is with 50% of such Options vesting one year from June 17, 2000 (the "Commencement Date") (provided that the Executive remains employed
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in good standing as of such date) and the remaining 50% of such Options vesting two years from the Commencement Date (provided that the Executive remains
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employed in good standing as of such date). The Options shall consist of qualified "Incentive Stock Options" to the maximum extent permitted by law, with the remainder consisting of non-qualified stock options.

          (f) If the Executive's employment is terminated during the Employment Period pursuant to a termination for Cause or if the Executive resigns without Good Reason during the Employment Period, all of the then unvested Options shall immediately be canceled. Any vested and unexercised Options shall be exercisable for a period of 30 days following the Executive's termination or resignation.
If the Executive is terminated by the Company without Cause during the Employment Period or otherwise, or resigns for Good Reason (as defined below), during the Employment Period or otherwise, the Options shall be dealt with as provided for in Section 5 below. In any case, and notwithstanding any provision of this Agreement to the contrary, (i) the terms and conditions of any Incentive Stock Options shall be governed in full by the relevant provision of the Internal Revenue Code and related law and the relevant provisions of the Option Plan and corresponding Stock Option Agreement and (ii) the terms of the other Options shall be governed by the relevant provisions of the Option Plan and corresponding Stock Option Agreement (including, without limitation, in the event of the Executive's termination of employment due to his death or Disability).

          (h) The Company shall reimburse the Executive for reasonable legal expenses incurred by the Executive in connection with negotiating this Agreement, up to a maximum of $2,500.

     4.   Termination of Employment.  (a) Death or Disability. The Executive's
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employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall, to the full extent permitted by law, be entitled to terminate the Executive's employment because of the Executive's "Disability" (as herein defined) during the Employment Period. "Disability" means that the Executive has been unable, for a period of four months, or for a total of 120 days in any given period of twelve months, to perform the Executive's duties under this Agreement with or without reasonable accommodation, as a result of physical or mental illness or injury.

          (b) By the Company.  (i) The Company may terminate the Executive's
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employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, the term "Cause" shall be defined as: (A) disloyalty or dishonesty which results or is intended to result in personal enrichment to Executive at the expense of the Company (including, without limitation, fraud, embezzlement or dishonesty or breach of business ethics); (B) acts of moral turpitude or illegal or unprofessional conduct which adversely and materially affect the reputation of the Company and/or its relationship with its clients, investors, employees shareholders; (C) fraudulent conduct in connection with the material business or affairs of the Company; (D) the failure of the Executive to perform his duties and obligations pursuant to this Agreement; (E) conviction of a felony or crime involving moral turpitude (or entering into a plea of nolo contendere with respect to such crime); (F) gross misconduct; (G) failure to perform at the level associated with satisfactory senior executive performance as determined in good faith by the Company; (H) any breach or intended breach of any written Company policies or procedures as in effect from time to time, in each case constituting a material violation of such policies or procedures; or (I) failure by the Executive to provide 30 days advance written notice of resignation; provided that in the case of subsections (D) and (G) of
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this Section 4(b), the Company shall give written notice to the Executive at least ten business days prior to such termination of the Company's intent to terminate, which notice shall set out in detail the ways in which Executive has failed to perform, and Executive shall have failed to cure such failure prior to the expiration of such ten business day period.

          (c)  By the Executive for Good Reason.  (i) For purposes of this
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Agreement, "Good Reason" means:

               A.   any change in the Executive's title to one of lesser status;

               B.   Executive's removal from the senior management team

               C.   any failure by the Company to comply with any provision of
Section 3 of this Agreement, other than failures that are not taken in bad faith and are remedied by the Company within 20 business days after receipt of written notice thereof from the Executive;

               D. any failure by the Company to comply with Section 7 of this Agreement; or

               E. other than with respect to the performance by the Executive of his duties at the New York Office, the Company's requiring the Executive to be based at any office or location which is a further commuting distance from the Executive's home in the state of Washington to the Midwest Office.

                    (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth the conduct of the Company that constitutes Good Reason. A termination of employment by the Executive for Good Reason shall be effective on the next business day following the date when the Notice of Termination for Good Reason is given.

          (d)  No Waiver. The failure to set forth any fact or circumstance in a
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Notice of Termination for Cause or a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

          (e)  Date of Termination.  The "Date of Termination" means the date of
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the Executive's death, Disability, or the date on which the termination of the Executive's employment by the Company for Cause or by the Executive for Good Reason is effective, or the date on which the Company gives the Executive notice of a termination of employment without Cause or the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

     5.   Obligations of the Company upon Termination.  (a) Other Than for
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Cause, Death or Disability; Good Reason. If, during the Employment Period, the
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Company terminates the Executive's employment, other than for Cause or Disability, or the Executive terminates his employment for Good Reason, the Company shall pay the amounts, continue the benefits described and take the action with respect to the Options, in each case as set forth subparagraph (i) below. The payments and other provisions provided pursuant to this Section 5(a) are intended as liquidated damages for the termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason and shall be the sole and exclusive remedy therefor; provided further that as a condition precedent for such payments the Executive
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shall execute and deliver a general release of all claims against the Company, in form and substance satisfactory to the Company.

          (i)  The amounts to be paid as described above are:

                    A. The Executive's earned and accrued but unpaid cash compensation, in the form of a lump-sum payment, to be paid within 30 days after the Date of Termination, which shall equal the sum of (1) any portion of the Executive's Annual Base Salary earned through the Date of Termination that has not yet been paid, (2) any unpaid Annual Bonus that was earned by the Executive and declared due and owing by the Company; and (3) any accrued but unpaid vacation time (but without giving effect to any carry-over of unused time from prior years), in each case subject to applicable taxes and withholding (the amounts set forth in subclauses (1)-(3) constitute the "Accrued Obligation").

                    B. A payment, payable in accordance with the Company's standard monthly payroll practices and subject to withholding and taxes, of an amount equal the Executive's Annual Base Salary, determined on a monthly basis, for a period of 6 months from the Date of Termination; provided, however, that
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if Executive becomes re-employed during the 6 month period, the Company's obligations to make the payments set forth in this Paragraph B shall be offset to the extent of the Executive's compensation in the new employment.

                    C. The benefits to be continued for up to 6 months from the Date of Termination are group medical benefits to the Executive and/or the Executive's family equivalent to those provided to the Executive under this Agreement; provided, however, that during any period when the Executive is
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eligible to receive such benefits under another employer-provided plan, the benefits provided hereunder shall terminate.

                    D. All the then unvested Options (including options granted as an Annual Bonus) shall vest as of the date of termination and Executive shall have 3 months from the Date of Termination (unless any applicable Option Plan provision shall require a shorter period) to exercise such options; provided that during such 3
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month period the Executive otherwise complies with the provisions of the Agreement applicable to his post-termination conduct.

          (b)  Death or Disability.  If the Executive's employment is terminated
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by reason of the Executive's death or Disability during the Employment Period, the Company shall pay the Accrued Obligations to the Executive or the Executive's estate or legal representative, as applicable, in a lump-sum payment (subject to applicable taxes and withholding) within 30 days after the Date of Termination, and the Company shall have no further obligations under this Agreement. In the event of the Executive's death or Disability, all of the unvested Options shall be governed by the terms of the Option Plan and relevant stock option agreement.

          (c)  Cause; Other than for Good Reason.  If the Executive's employment
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is terminated by the Company for Cause during the Employment Period, or if the Executive terminates his employment during the Employment Period other than for Good Reason, the Company shall pay the Executive, in a lump-sum payment (subject to applicable taxes and withholding) within 30 days of the Date of Termination, any earned and unpaid Annual Base Salary through the Date of Termination, and any Options held by the Executive shall be immediately canceled as provided for in Section 3(f) hereof, and the Company shall have no further obligations under this Agreement.

     6.   Confidential Information; Noncompetition; Work Product.  The Executive
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acknowledges that his employment by the Company will, throughout the Employment Period bring him into close contact with the confidential affairs of the Company, including information about customers, costs, profits, real estate, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development. The Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. The Executive further acknowledges that the business of the Company is international in scope, that its products are marketed throughout the world, that the Company competes in nearly all of its business activities with other entities that are or could be located in nearly any part of the world and that the nature of the Executive's services, position and expertise are such that he is capable of competing with the Company from nearly any location in the world. In recognition of the foregoing, the Executive covenants and agrees:

          (a) The Executive, at all times during the Employment Period and thereafter, shall hold in a fiduciary capacity for the benefit of the Company all secret, trade, proprietary or confidential information, knowledge or data relating to the Company or any of its affiliated companies and shareholders, and their respective businesses, that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 6(a)) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. The Executive shall deliver promptly to the Company on termination of the Executive's employment by the Company, or at any other time the Company may so request, at the Company's expense, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's business, which the Executive obtained while employed by, or otherwise serving or acting on behalf of, the Company and which the Executive may then posses or have under the Executive's control.

          (b) During the "Noncompetition Period," the Executive shall not, without the prior written consent of the Board, engage in or become associated with a "Competitive Activity." For purposes of this Section 6: (i) the "Noncompetition Period" means the period commencing on the Commencement Date and ending on the 6-month anniversary of the date upon which Executive's employment with the Company is terminated for any reason; (ii) a "Competitive Activity" means any business or other endeavor that engages in any geographic location in the construction, installation, servicing or operation of in-building fiber communications and/or in-building fiber transmission networks or any business that offers wholesale fiber optic metropolitan transport as its primary business; or any business, to the knowledge of the Executive, that the Company has definitive plans to engage in and such prospective business shall have a material impact on the Company's revenues; and (iii) the Executive shall be considered to have become "associated with a Competitive Activity" if the Executive becomes directly or indirectly involved as an owner, investor, (other than a stockholder of less than 5% of a corporation the securities of which are traded on a national securities exchange), employee, officer, director, consultant, independent contractor, agent, partner, advisor, or in any other capacity calling for the rendition of the Executive's personal services, with any individual, partnership, corporation or other organization that is engaged directly or indirectly in a Competitive Activity.

          (c) During the Noncompetition Period, the Executive shall not, on his or her own behalf or on behalf of any other person, firm or entity (x) directly or indirectly solicit, induce or attempt to solicit or induce any employee of the Company to terminate his or her employment with the Company, or to provide any assistance whatsoever to any person, firm or entity engaged in a Competitive Activity, (y) employ, or cause any business or entity with which Executive is affiliated to employ, any person who was a full-time executive employee of the Company at the Executive's Date of Termination or six months prior to such date or (z) directly or indirectly induce any business, entity or person with which the Company or any of its subsidiaries or affiliates has a business relationship to terminate or alter such business relationship.

          (d) In addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of this Agreement, if the Executive commits a material breach of any of the provisions of Section 6, the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction (without any obligation to post a bond or other security); it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages alone will not provide an adequate remedy to the Company.

          (e) The Executive acknowledges that during the Employment Period, the Executive may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, computer programs and software material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as "Work Product"), and that various business opportunities shall be presented to the Executive by reason of the Executive's employment by the Company. The Executive acknowledges that all of the foregoing shall be owned by and belong exclusively to the Company and that the Executive shall have no personal interest therein, provided that they
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are either related in any manner to the business (commercial or experimental) of the Company, or are, in the case of Work Product, conceived or made on the Company's time or with the use of the Company's facilities or materials, or, in the case of business opportunities, are presented to the Executive for the possible interest or participation of the Company. The Executive shall (i) promptly disclose any such Work Product and business opportunities to the Company; (ii) assign to the Company, upon request and without additional compensation, the entire rights to such Work Product and business opportunities;
(iii) sign all papers necessary to carry out the foregoing; and (iv) give testimony in support of the Executive's inventorship or creation in any appropriate case. The Executive agrees that the Executive will not assert any rights to any Work Product or business opportunity as having been made or acquired by the Executive prior to the date of this Agreement except for Work Product or business opportunities disclosed on Exhibit A to this Agreement.

          (f) The Executive acknowledges and agrees that the provisions of this
Section 6 are necessary to protect the business operations and affairs of the Company. The Executive understands that the restrictions set forth in this Agreement may limit his ability to earn a livelihood in a business similar that of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company to justify clearly such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from earning a livelihood.

     7.   Successors.  (a) This Agreement is personal to the Executive and,
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without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, and may be assigned by Company in connection with any sale, transfer or other disposition of all or substantially all of its business and assets.

          (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

     8.   Indemnification.  The Executive shall be entitled throughout the
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Employment Period in the capacity as an officer or director of the Company or any of its subsidiaries, or as a member of any other governing body or any partnership or joint venture in which the Company has an equity interest (and after the term of employment, to the extent relating to any continued service as such officer, director or member) to the benefit of the indemnification provisions contained on the date hereof in the Certificate of Incorporation and By-Laws of the Company (not including any amendments or additions after the date of execution hereof that limit or narrow, but including any that add to or broaden, the protection afforded to the Executive by those provisions), to the extent not prohibited by applicable law at the time of the assertion of any liability against the Executive.

     9.   Post-Termination Assistance.  After the termination of the Executive's
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employment for any reason, for so long as the Executive is receiving any payments pursuant to this Agreement, the Executive shall cooperate, at the reasonable request of the Company (i) in the transition of any matter for which the Executive had authority or responsibility during the Employment Period, or
(ii) with respect to any other matter involving the Company for which the Executive may be of assistance. Executive's obligations pursuant to this
Section 9 will not require him to devote more than 16 hours in any 30 day period to Company matters or to incur any costs or expenses.

     10.  Miscellaneous.  (a) This Agreement shall be governed by, and construed
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in accordance with, the laws of the State of New York, applicable to agreements made and to be performed entirely within such state. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive, to the Executive's address as maintained by the Company.

          If to the Company:

          FiberNet Telecom Group, Inc,
          570 Lexington Avenue, Third Floor
          New York, NY 10022
          Telephone: 212-405-6200
          Facsimile: 212-421-4920
          Attention: President

or to such other address as either party furnishes to the other in writing in accordance with this Section 10. Notices and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law, and the invalid or unenforceable provision shall be deemed to have been redrafted as if in the original, so as to be valid and enforceable to the maximum extent permissible under applicable law.

          (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

          (e) The failure of the Executive or the Company to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

          (f) The Executive and the Company acknowledge that this Agreement represents the complete agreement between the parties and supersedes any other agreement between them concerning the subject matter hereof. This Agreement may not be modified except by express written agreement between the parties.

          (g) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and which together shall constitute one instrument.

          (h) Whenever this Agreement provides for any payment to the Executive's estate, such payment may be made instead to such beneficiary or beneficiaries as the Executive may designate by written notice to the Company. The Executive shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company (and to any applicable insurance company) to such effect.

          (i) The Executive represents and warrants to the Company that this Agreement is legal, valid and binding upon the Executive and the execution of this Agreement and the performance of the Executive's obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which the Executive is a party (including, without limitation, any other employment agreement). The Company represents and warrants to the Executive that this Agreement is legal, valid and binding upon the Company and the execution of this Agreement and the performance of the Company's obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which the Company is a party.

          (j) Neither the Executive, his legal representative nor any beneficiary designated by the Executive shall have any right, without the prior written consent of the Company, to assign, transfer, pledge, hypothecate, anticipate or commute to any person or entity any payment due in the future pursuant to any provision of this Agreement, and any attempt to do so shall be void and shall not be recognized by the Company.

          (k) Each party (a) hereby irrevocably submits itself to and acknowledges and recognizes the jurisdiction of the courts of the State of New York in the Borough of Manhattan or in the United States District Court for the Southern District of New York (which courts, together with all applicable appellant courts, for purposes of this Agreement, are the only "courts of competent jurisdiction"), for the purpose of any suit, action or other proceeding arising out of, under, or in connection with, relating to, or based upon this Agreement (b) agrees that any service of process in connection with any such suit, action or other proceeding may be made upon it by means of the United States mail or such other service as may be authorized by any such court,
(c) agrees that the courts of competent jurisdiction shall be the sole and exclusive courts and forums for the purpose of any such suit, action or proceeding (d) waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject to the jurisdiction of courts of competent jurisdiction, that such suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court and (e) irrevocably waives any right to a trial before a jury. Each party agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other party.

          (l) Each of the parties has been represented by counsel (or has had the opportunity to be so represented) in the negotiation and preparation of this Agreement. The parties agree that this Agreement is to be construed as jointly drafted. Accordingly, this Agreement will be construed according to the fair meaning of its language, and the rule of construction that ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement.

          (m) Notwithstanding the expiration or termination of this Agreement, the provisions of Sections (6), (7), (9) and (10) of the Agreement shall continue in full force and effect and remain fully binding upon the parties.

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


/s/ Warren Miller
_____________________________
Warren Miller



FiberNet Telecom Group, Inc.


By: /s/ Michael S. Liss
    __________________________

By: Michael S. Liss
Title: President